Exhibit 10.19

ENDORSEMENT SPLIT-DOLLAR

AGREEMENT

Effective June 1, 2006

(i)

ENDORSEMENT SPLIT-DOLLAR

AGREEMENT

This Endorsement, Split-Dollar Agreement (“Agreement”) made and entered into by and between CharterBank, West Point, Georgia (“Employer”) and David L. Strobel (“Director”);

WHEREAS, Director is considered a key person by Employer; and

WHEREAS, Director has agreed to permit Employer to purchase a life insurance policy on Director’s life; and

WHEREAS, the parties have further agreed to divide the death benefit between the Employer and the Director’s Beneficiary;

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1.             Effective Date

The Effective Date of this Agreement shall be June 1, 2006.

2.             Purchase of Policy

Employer has purchased the following policies (“Policy”) on the life of Director which shall be subject to the terms and conditions of this Agreement:

1 Insurer	2 Policy Number
NYLIC	56612284

PL	VP62816880

3.             Policy Ownership

Employer shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be limited by this Agreement.

4.             Beneficiary Designation

Director shall have the right and power to designate a person, persons or entity (“Beneficiary”) to receive Director’s share of the proceeds payable upon his death, subject to any right or interest the Employer may have in such proceeds, as provided in this Agreement. If no valid Beneficiary designation has been filed with the Employer, upon Director’s death, the Beneficiary will be deemed to be the Director’s estate.

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5.             Division of Cash Surrender Value

Employer shall at all times be entitled to all cash values under the terms of the Policy. Director shall have no right, at any time, to the cash value of the Policy.

6.             Division of Death Proceeds

The division of the death proceeds of the Policy is as follows:

(a)           Director’s Share, Upon the death of Director, the Beneficiary shall be entitled to one hundred thousand dollars ($100,000).

(b)           Employer’s Share. The Employer shall be entitled to the remainder of such death proceeds.

(c)           Division of Interest. Employer and Beneficiary shall share in any interest due with respect to the death proceeds on a pro-rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

7.             Premium Payments

(a)           Subject to Employer’s absolute right to surrender or terminate the Policy at any time and for any reason, Employer shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

(b)           Employer shall annually furnish to Director a statement of the amount reportable by Director for federal and state income tax purposes, if any, as a result of the insurance protection provided.

(c)           Director shall have no right to make any premium payment to the Policy at any time.

8.             Termination of Agreement

Upon the occurrence of any one (1) of the following, the Director’s participation in this Plan shall terminate and all death proceeds shall thereafter be paid solely to the Employer:

(a)           Director terminates service on Employer’s Board for any reason;

(b)           Total cessation of Employer’s business;

(c)           Bankruptcy, receivership or dissolution of Employer;

(d)           Receipt by Employer of written notification of a request to terminate this Agreement from Director;

(e)           Surrender, lapse, or other termination of the Policy by Employer; or

(f)           Distribution of the death proceeds in accordance with Section 6 of this Agreement.

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9.             Named Fiduciary

Employer is hereby designated as the named fiduciary under this Agreement. As named fiduciary, Employer shall be responsible for and have the authority to manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

10.          Funding Policy

Subject to Employer’s absolute right to surrender or terminate the Policy at any time and for any reason, the funding policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

11.          Claims Procedure

(a)           Any person claiming a benefit, requesting an interpretation or ruling under this Agreement, or requesting information under this Agreement shall present the request in writing to Employer, which shall respond in writing within a reasonable period of time, but not later than ninety (90) days after receipt of the request.

(b)           Denial of Claim. If the claim or request is denied, the written notice of denial shall state;

(i)           The reason for denial, with specific reference to the provisions in the Agreement on which the denial is based;

(ii)          A description of any additional material or information required and an explanation of why it is necessary; and

(iii)         An explanation of the Agreement’s claims review procedure.

(c)           Review of Claim. Any person whose claim or request is denied may request a review by notice given to Employer within sixty (60) days following receipt of notification of the adverse determination. The claim or request shall be reviewed by Employer which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

(d)           Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified within such sixty (60) day period of an extension which shall not be for more than an additional sixty (60) days. The Employer’s decision shall be delivered in writing to Director and shall state the reason and the relevant provisions in the Agreement for the decision. All decisions on review shall be final and bind all parties concerned.

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12.          Amendment and Revocation

Subject to Employer’s absolute right to surrender or terminate the Policy at any time and for any reason, it is agreed by and between the parties hereto that, during Director’s lifetime, this Agreement may be amended or revoked at any time, in whole or in part, by the mutual written consent of the Director and Employer.

13.          Insurance Company Not a Party to This Agreement

Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the Beneficiary named in the Policy, subject to the terms and conditions of the Policy. In no event shall Insurer be considered a party to this Agreement, or any modification or amendment hereof.

14.          Validity

If any provision of this Agreement is held illegal, invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

15.          Notices

All notices shall be in writing, and shall be sufficiently given if delivered to the Employer at its principal place of business, or to the Director at his last known address as shown in Employer’s records, in person, by Federal Express or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested. The date of such mailing shall be deemed the date of notice, demand or consent.

16.          Successors

The provisions of this Agreement shall bind and inure to the benefit of Employer and its successors and assigns, and Director and his heirs, successors, personal representatives and assigns.

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17.          Governing Law

The provisions of this Agreement shall be construed and interpreted according to the laws of the State of Georgia, except as preempted by federal law.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the date set forth below, and that upon execution, each has received a conforming copy.

CHARTERBANK

By:	/s/ Curtis Kollar

CFO
Title

Date:	6-13-06

DAVID L. STROBEL

/s/ David L. Strobel

Date:	6-27-06

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